Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Appoints LaVerne Srinivasan to Board of Directors

New York, NY — March 22, 2017 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that LaVerne Srinivasan has been appointed to the Company’s Board of Directors effective March 17, 2017.  In addition, Ms. Srinivasan has been appointed to Take-Two’s Corporate Governance Committee.

Ms. Srinivasan is Vice President of the National Program and Program Director for Education at the Carnegie Corporation of New York, employing creative strategies and innovative thinking to strengthen urban education.  Since 2014, she has overseen grant making and other activities aimed at engaging parents and communities, improving teaching and leadership for learning, advancing innovative learning environment designs, providing K-12 pathways to college and career success, and fostering integrated approaches to innovation and learning in the field of education.

From 2012 through 2014, Ms. Srinivasan was the Co-Founder of Fiero Now, an education technology company.  Prior to Fiero Now, she worked at various educational technology, urban district change, and non-profit education reform companies, including Time to Know, Education Champions for All and New Leaders for New Schools.  From 2003 through 2006, Ms. Srinivasan served as Deputy Chancellor for the New York City Department of Education.  In addition, from 1993 through 2003, she served in various roles at BMG Entertainment, including as Senior Vice President and General Counsel.  Ms. Srinivasan serves on the board of Young Audiences New York and the national advisory board of College Promise Campaign, and was a founding member of the Consortium for Policy Research in Education’s task force on Strategic Management of Human Capital.

Ms. Srinivasan holds an A.B. in sociology from Harvard College and a J.D. from Harvard Law School.

“We are pleased to broaden the skills of our Board of Directors through the appointment of LaVerne Srinivasan,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Her strong leadership skills, extensive experience in leveraging technology in the education and entertainment industries, and marketing acumen will be an asset to our board as we strive to enhance further our organization’s strong foundation for continued success.”

“Take-Two is a renowned industry leader whose entertainment experiences are synonymous with creativity and innovation,” added LaVerne Srinivasan.  “I look forward to working with the Company’s board and management as Take-Two continues to grow its business throughout the world.”

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should”, “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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